UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 19, 2010

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wessex House – 2nd Floor 45 Reid Street PO Box HM 845 Hamilton HM DX, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	The Annual General Meeting of Shareholders of the registrant was held was held on May 19, 2010.

(b)
The shareholders elected both Director nominees, Kenneth J. Duffy and Joseph V. Taranto, approved the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2010 audit and approved the Everest Re Group, Ltd. 2010 Stock Incentive Plan.

The votes cast with respect to each such matter are as follows:

	Total Shares Represented at the Meeting in Person or Proxy
	60,412,399

		Against or
	For	Withheld	Abstain	Non-votes
Election of directors for a term expiring 2013:
Kenneth J. Duffy	55,415,552	899,202	N/A	4,097,645
Joseph V. Taranto	54,552,187	1,762,567	N/A	4,097,645

Approval of the appointment of an
independent registered public
accounting firm for the 2010 audit	60,247,230	158,559	6,610	-

Approval of the 2010 Employee Stock
Incentive Plan	38,782,373	17,523,535	8,846	4,097,645

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/S/ DOMINIC J. ADDESSO
Dominic J. Addesso
Executive Vice President and
Chief Financial Officer

Dated:  May 21, 2010